SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the Registrant  ☒

      Filed by a Party other than the Registrant  ☐

      Check the appropriate box:

      ☐ Preliminary Proxy Statement     ☐  Confidential, for Use of the Commission Only (as permitted by Rule
                                                                 14a-6(e)(2))
      ☒  Definitive Proxy Statement

      ☐  Definitive Additional Materials

      ☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VERSAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Stockholder:

      You are cordially invited to attend Versar, Inc.’s Annual Meeting of Stockholders to be held at our offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, November 28, 2001, at 10:00 a.m. local time.

      The matters scheduled for consideration at the meeting are the election of directors and other matters described in the enclosed Proxy Statement. We will also report to you on Versar’s condition and performance, and you will have the opportunity to question management on matters that affect the interests of all stockholders.

      You can reach the offices of Versar by car, from either I-395 or I-495. From I-395: exit Edsall Road West to Backlick Road; left (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center. From I-495: exit Braddock Road East to Backlick Road; right (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center.

      The stockholders’ interest in the affairs of Versar is encouraged and it is important that your shares be represented at the meeting. We hope you will be with us. Whether you plan to attend or not, please complete, sign, date, and return the enclosed proxy card as soon as possible in the postpaid envelope provided. Sending in your proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.

Sincerely yours,

Benjamin M. Rawls
Chairman

October 12, 2001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Versar, Inc.

      The Annual Meeting of Stockholders of Versar, Inc. (the “Company”) will be held at the Company’s offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, November 28, 2001, at 10:00 A.M. local time for the following purposes:

1.	To elect nine directors to serve until the 2002 Annual Meeting of Stockholders;

2.	To ratify the appointment of Arthur Andersen LLP as independent accountants for fiscal year 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on October 1, 2001, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

      Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting.

By Order of the Board of Directors,

James C. Dobbs
Secretary

October 12, 2001

IMPORTANT NOTICE

YOUR PROXY IS IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED.

VERSAR, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 28, 2001

GENERAL

      This Proxy Statement and the enclosed proxy card are being mailed on or about October 12, 2001, to stockholders (“Stockholders”) of Versar, Inc. (“Versar” or the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 2001 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 a.m. eastern standard time at the Company’s offices at 6850 Versar Center, Springfield, Virginia 22151, on November 28, 2001. Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may revoke such proxy by voting his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not revoked, will be voted at the Annual Meeting in accordance with the directions specified therein.

Record Date and Voting Rights

      Only holders of record of Versar’s common stock, par value $.01 per share (“Common Stock”), at the close of business on October 1, 2001 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. There were 6,349,414 shares of Common Stock outstanding and entitled to vote as of the Record Date. Each share of Common Stock is entitled to one vote on all matters of business at the meeting.

      The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and “broker non-votes” (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that a quorum is present for the Annual Meeting, then those nine nominees for director who receive the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

      Proposal No. 2 may be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposal No. 2, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against such proposal. For purposes of Proposal No. 2, broker non-votes are not counted as shares eligible to vote and therefore have no effect.

      Any proxy which is returned by a Stockholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors’ nominees, FOR proposal 2 and in the proxy holders’ discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or nominees, will be voted in favor of the proposals and the nominees for the Board of Directors, as indicated in the accompanying proxy card.

      The cost of preparing, assembling and mailing all proxy materials will be borne by Versar. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, and telegram by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. It is anticipated that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this regard.

      The Annual Report of the Company for fiscal year 2001 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card were initially mailed in a single envelope to holders of the Common Stock as of the Record Date on or about October 12, 2001.

Principal Shareholders

      The table below sets forth, as of October 1, 2001, the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Stock

Dr. Michael Markels, Jr.(1) 6850 Versar Center Springfield, VA 22151	845,831	13.3%

Dr. Robert L. Durfee(1) 6850 Versar Center Springfield, VA 22151	701,920	11.0%

Versar, Inc., Employee Savings and Stock Ownership Plan(2)	1,454,540	22.9%

Benjamin M. Rawls(1) 6850 Versar Center Springfield, VA 22151	346,934	5.2%

(1)	For a description of the nature of the beneficial ownership of Drs. Markels and Durfee and Mr. Rawls, see “SECURITY HOLDINGS OF MANAGEMENT”. The information with respect to shares of Common Stock held by Drs. Markels and Durfee and Mr. Rawls are based upon filings with the Securities and Exchange Commission.

(2)	All of the 1,454,540 shares of Common Stock held by the Employee Savings and Stock Ownership Plan (“ESSOP”) are allocated to individual ESSOP participants’ accounts and are voted by those participants. The ESSOP Trustees have investment power over all shares of Common Stock held by the ESSOP. The ESSOP Trustees are Michael Markels, Jr., Benjamin M. Rawls and James C. Dobbs. Each disclaims beneficial ownership of the Common Stock held by the ESSOP solely from their position as Trustee. The information with respect to shares of Common Stock held by the ESSOP is based upon filings with the Securities and Exchange Commission and a report by the Company’s stock transfer agent.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election

      The Board of Directors of the Company recommends the election of the persons named below who will be nominated to serve as directors of Versar until the fiscal year 2002 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. Except for Paul J. Hoeper, each nominee is presently a director of the Company and has served as such for the time indicated opposite his name. If for any reason any of the persons named below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board of Directors.

Served as
Name	Director	Business Experience and Age

Benjamin M. Rawls	1991 to the present
Chairman of the Board of Versar since November  1993, President of Versar from 1991 to October  1999 and Chief Executive Officer of Versar from 1991 to June 2001; a director of Sarnia Corporation (“Sarnia”), the Company’s former real estate holding company since 1992. Age 60.

Michael Markels, Jr.	1969 to the present
Independent consultant; Co-founder of the Company; Chairman Emeritus of the Board of Versar; retired former Chairman of the Board from April 1991 to November 1993; President, Chief Executive Officer, Chairman of the Board and director from 1969 to March 1991; President and Chief Executive Officer of Ocean Farming Inc. from 1995 to August  2001; a director of Sarnia since 1982. Age 75.

Robert L. Durfee	1969 to the present	Co-founder of the Company; Executive Vice President of the Company since 1986 and President of GEOMET Technologies, Inc., a subsidiary of the Company, since 1991. Age 65.
Thomas J. Shields	1996 to present	Managing Director of Shields & Company, Inc., an investment banking firm, since 1991; and a director of Seaboard Corporation, Clean Harbors, Inc., and BJ’s Wholesale Club, Inc. Age 54.
Theodore M. Prociv	1999 to the present
President of Versar since November 1999; Chief Executive Officer of Versar since July 1, 2000; Deputy Assistant Secretary of the Army from May  1998 to October 1999; Deputy Assistant to the Secretary of Defense from April 1994 to April  1998. Age 53.

James L. Gallagher	2000 to present
President, Gallagher Consulting Group since September 1999; President of Westinghouse Government and Environmental Services from 1996 to 1999; Executive Vice President from 1994 to 1996; Vice President and General Manager Westinghouse Government Operations Business Unit 1992 to 1994; Age 64.

Served as
Name	Director	Business Experience and Age

Fernando V. Galaviz	2000 to present	Chairman, President and Chief Operating Officer of The Centech Group, Inc. from 1988 to the present. Age 66.
Amoretta M. Hoeber	2000 to present
President, AMH Consulting since 1992; Director, Strategic Planning, TRW Federal Systems Group and TRW Environmental Safety Systems, Inc., from 1986 to 1992; Deputy Under Secretary of the Army from 1984 to 1986; Principal Deputy Assistant Secretary, of the Army from 1981 to 1984. Age 59.

Paul J. Hoeper	New Nominee
Business consultant since February 2001; Assistant Secretary of the Army for Acquisition, Logistics and Technology, from May 1998 to January 2001; Deputy Under Secretary of Defense, International and Commercial Programs, from March 1996 to May  1998; President Fortune Financial from 1994 to January 1996. Age 55.

Pat H. Moore, a director since 1997, has decided not to stand for re-election to the Board.

Committees of the Board of Directors

      The Board of Directors of Versar has standing Executive, Audit, Compensation and Nominating Committees.

      During fiscal year 2001, the members of the Executive Committee were Mr. Rawls (Chairman), Dr. Prociv, Dr. Durfee, Dr. Markels and Mr. Shields. The primary duty of the Executive Committee is to act in the Board’s stead when the Board is not in session, during which time the Committee possesses all the powers of the Board in the management of the business and affairs of the Company, except as otherwise limited by law.

      During fiscal year 2001, the Audit Committee, composed exclusively of non-employee directors who are independent, as defined by the American Stock Exchange listing standard, consisted of Messrs. Gallagher (Chairman), Moore and Galaviz. This Committee’s primary responsibilities, as defined by its written charter, are to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and evaluate the performance of the independent accountants and the Company’s financial and accounting personnel.

      The Compensation Committee, the members of which, during fiscal year 2001, were Messrs. Shields (Chairman) and Gallagher and Ms. Hoeber, reviews and adjusts compensation paid to the President of the Company and all executive officers, and administers the Company’s cash bonus and stock option plans.

      The Nominating Committee, the members of which, during fiscal year 2001, were Dr. Prociv (Chairman), Dr. Markels and Ms. Hoeber, develops criteria for Board membership and proposes Board members who meet the criteria for the annual election of directors. The Committee also identifies potential Board members to fill vacancies which may occur between annual stockholder meetings. Stockholders may submit nominees for the Board of Directors in writing to the Nominating Committee at the Company’s Springfield office no later than June 20, 2002 for the 2002 Annual Meeting of Stockholders.

Board and Committee Meetings

      During fiscal year 2001, the Board of Directors met five times. The Executive Committee did not meet. The Audit Committee met four times. The Compensation Committee met twice. The Nominating Committee met once. All directors of the Company attended at least 75% of all meetings of the Board and committees on which they served.

Directors’ Compensation

      Prior to fiscal year 2002, directors who are not employees of the Company were paid an annual fee of $3,000 plus an attendance fee of $1,000 for each meeting of the Board and of its committees where the director is physically present and $500 for each meeting of the Board or of its Committees attended telephonically. Under the 1996 Stock Option Plan directors may receive options in the discretion of the administrator of the plan, but no formula grants are provided. No options were issued to directors in fiscal year 2001.

      Beginning in fiscal year 2002, the Board of Directors revised directors’ compensation so that the annual fee of $3000 will be paid in stock options. The Non-qualified stock options will be granted in lieu of the cash on the date of the Board’s Annual Meeting, currently scheduled for the November 28, 2001 for Fiscal 2002. Each non-employee director will receive non-qualified options to purchase that number of shares of Common Stock calculated by dividing $3,000 by the closing price of Versar’s common stock on the date of the Annual Meeting and multiplying by three. The stock options will vest over a period of one year. Each director will continue to be paid an attendance fee in cash of $1,000 for each meeting of the Board or of its committees where the director is physically present and $500 for each meeting attended telephonically.

      This change in director’s compensation was adopted to more closely align directors’ interest to with that of the Company’s shareholders.

SECURITY HOLDINGS OF MANAGEMENT

      The following table sets forth certain information regarding the ownership of Versar’s Common Stock by the Company’s directors and each executive officer named in the Summary Compensation Table, each nominee for director and the Company’s directors and executive officers as a group, as of October 1, 2001.

	Shares of Common Stock
	Beneficially Owned
	as of
Individual or Group	October 1, 2001 (1)

	Number	Percent

Michael Markels, Jr.(2)	845,831	13.3%

Robert L. Durfee(3)	701,920	11.0%

Thomas J. Shields	200	*

Benjamin M. Rawls(4)	346,934	5.2%

Pat H. Moore	0	*

James L. Gallagher	0	*

Fernando V. Galaviz	4,000	*

Amoretta M. Hoeber	400	*

Theodore M. Prociv(5)	157,109	2.4%

Paul J. Hoeper	0	*

Lawrence A. White(6)	144,099	2.2%

Gayaneh Contos(7)	156,665	2.4%

James C. Dobbs(8)	90,811	1.4%

George J. Anastos(9)	21,003	*

All directors and executive officers as a group (14 persons)(10)	2,448,242	33.3%

*	Less than 1%

(1)	For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule l3d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of October 1, 2001. With respect to ownership of shares which are held in the ESSOP but allocated to individuals’ accounts, the information is current as of October 1, 2001.

(2)	Includes 421,900 shares owned by adult children of Dr. Markels as to which he shares voting and investment power. Includes 1000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after October 1, 2001. Dr. Markels is a Trustee of the ESSOP and as such he has shared investment power over 1, 454,000 shares and shared voting power over 1,454,540 shares held by the ESSOP, none of which are included in the above table. Dr. Markels disclaims beneficial ownership of the ESSOP shares solely from his position as Trustee.

(3)	Includes 34,000 shares owned by adult children of Dr. Durfee as to which he shares voting and investment power. Includes 27,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after October 1, 2001.

(4)	Includes 328,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after October 1, 2001. Mr. Rawls is a Trustee of the ESSOP and as such he has shared investment power over 1,454,540 shares and shared voting power over 1,454,540 shares held by the ESSOP, none of which are included in the above table. Mr. Rawls disclaims beneficial ownership of the ESSOP shares solely from his position as Trustee.

(5)	Includes 100,000 shares that may be purchased upon the exercise of stock options within 60 days after October 1, 2001.

(6)	Includes 120,000 shares that may be purchased upon the exercise of stock options within 60 days after October 1, 2001.

(7)	Includes 103,000 shares that may be purchased upon the exercise of stock options within 60 days after October 1, 2001.

(8)	Includes 72,000 shares that may be purchased upon the exercise of stock options within 60 days after October 1, 2001. Mr. Dobbs is a Trustee of the ESSOP and as such he has shared investment power over 1,454,540 shares and shared voting power over 1,454,540 shares held by the ESSOP, none of which are included in the above table. Mr. Dobbs disclaims beneficial ownership of the ESSOP shares solely from his position as Trustee.

(9)	Includes 8,400 shares that may be purchased upon the exercise of stock options within 60 days after October 1, 2001.

(10)	Includes 1,012,176 shares that may be purchased upon the exercise of stock options within 60 days after October 1, 2001. Excludes 1,454,540 shares held by the ESSOP as described in notes (2), (4) and (8).

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon copies of reports furnished to Versar, the Company believes that all reports required to be filed by persons subject to Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, have been timely filed.

EXECUTIVE COMPENSATION

Cash Compensation

      The following table sets forth information on compensation paid by Versar for services rendered in all capacities during the three fiscal years ended June 30, 2001, to the Company’s Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-term
	Annual Compensation				Compensation

					Awards

					Securities
				Other Annual	Underlying
Name, Principal Position,	Salary	Bonus		Compensation	Options/SARs	All Other
and Fiscal Year	$	$		$(1)	#	Compensation

Theodore M. Prociv Chairman of the Board, President and Chief Executive Officer

2001	$235,028	$0		0	0	$5,497(2)
2000	$149,104	0		0	250,000	5,051(2)

Lawrence A. White Executive Vice President

2001	$190,000	$0		0	0	$8,775(3)
2000	188,654	$35,654	(7)	0	0	9,127(3)
1999	180,646	0		0	10,000	9,547(3)

Gayaneh Contos Executive Vice President

2001	$186,120	$10,000		0	0	$10,117(4)
2000	173,496	12,000		0	0	8,870(4)
1999	170,000	8,000		0	10,000	10,496(4)
1998

James C. Dobbs Senior Vice President and General Counsel

2001	$150,000	0		0	0	$7,290(5)
2000	148,654	$32,269	(7)	0	0	7,581(5)
1999	140,539	0		0	10,000	10,496(5)

George J. Anastos Executive Vice President

2001	$144,615	$5,000		0	0	$6,441(6)
2000	130,000	0		0	6,000	9,547(6)
1999	130,000	4,000		0	6,000	8,315(6)

(1)	No amounts are shown in “Other Annual Compensation” column for fiscal years 2001, 2000 and 1999 because the aggregate amount of any perquisites or other personal benefits for each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined fiscal year 2001, 2000 or 1999 salary and bonus for the Named Executive Officer and the Company does not pay any other type of compensation constituting “Other Annual Compensation.”

(2)	The amounts shown in this column for Dr. Prociv are comprised of the following: (i) in 2001 a payment of $1,159 for life insurance premiums on term life insurance, in 2000 a payment of $4,500 for life insurance premiums on term life insurance; and (ii) in 2001 a contribution of $4,338 to the Company 401(k) Plan on behalf of Dr. Prociv, and in 2000 a contribution of $5,714 to the Company’s 401(k) Plan on behalf of Dr. Prociv.

(3)	The amounts shown in this column for Mr. White are comprised of the following: (i) in 2001 a payment of $1,703 for life insurance premiums on term life insurance, in 2000 a payment of $2,166 for life insurance premiums on term life insurance, and in 1999 a payment of $2,880 for insurance premiums on term life insurance; and (ii) in 2001 a contribution of $7,072 to the Company’s 401(k) Plan on behalf of Mr. White, in 2000 a contribution of $6,962 to the Company’s 401(k) Plan on behalf of Mr. White, and in 1999 a contribution of $6,667 to the Company’s 401(k) Plan on behalf of Mr. White.

(4)	The amounts shown in this column for Mrs. Contos are comprised of the following: (i) in 2001 a payment of $3,757 for life insurance premiums on term life insurance on behalf of Ms. Contos, in 2000 a payment of $3,044 for life insurance premiums on term life insurance and, in 1999 a payment of $4,072 for insurance premiums on term life insurance; and (ii) in 2001 a contribution of $6,360 to the Company’s 401(k) Plan on behalf of Ms. Contos, in 2000 a contribution of $4,106 to the Company’s 401(k) Plan on behalf of Mrs. Contos, and in 1999 a contribution of $6,424 to the Company’s 401(k) Plan on behalf of Mrs. Contos.

(5)	The amounts shown in this column for Mr. Dobbs are comprised of the following: (i) in 2001 a payment of $1,290 for life insurance premiums on term life insurance, in 2000 a payment of $1,635 for life insurance premiums on term life insurance and in 1999 a payment of $1,771 for insurance premiums on term life insurance; and (ii) in 2001 a contribution of $6,000 to the Company’s 401(k) Plan on behalf of Mr. Dobbs, in 2000 a contribution of $5,946 to the Company’s 401(k) Plan on behalf of Mr. Dobbs and in 1999 a contribution of $5,800 to the Company’s 401(k) Plan on behalf of Mr. Dobbs.

(6)	The amounts shown in this column for Mr. Anastos are comprised of the following: (i) in 2001 a payment of $660 for life insurance premiums on term life insurance, in 2000 a payment of $822 for life insurance premiums on term life insurance, and in 1999 a payment of $1,210 for life insurance premiums on term life insurance; and (ii) in 2001 a contribution of $5,781 to the Company’s 401(k) Plan on behalf of Mr. Anastos, in 2000 a contribution of $5,200 to the Company’s 401(k) Plan on behalf of Mr. Anastos, and in 1999 a contribution of $5,200 to the Company’s 401(k) Plan on behalf of Mr. Anastos.

(7)	The bonuses for fiscal year 2000 also include certain salary amounts as to which several executive officers of the Company agreed to forego payments in the previous year.

Option/ SAR Grants in Last Fiscal Year

      No stock options were granted to the Named Executive Officers during the fiscal year ended June 30, 2001.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/ SAR VALUE

(a)	(b)	(c)	(d)	(e)
			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired on	Value	Options at 6/30/01	In-the-Money
	Exercise	Realized	(#)	Options at 6/30/01
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Theodore M. Prociv	0	0	100,000/150,000	$0(2)

George Anastos	0	0	8,400/3,600	$1,080/720(3)

Lawrence A. White	0	0	124,000/6,000	$1,800/1,200(4)

Gayaneh Contos	0	0	96,400/6,600	$1,800/1,200(5)

James C. Dobbs	0	0	76,000/6,000	$1,800/1,200(6)

(1)	On June 29, 2001, the closing price of the Company’s Common stock was $2.05

(2)	All 250,000 options granted to Dr. Prociv were out-of-the-money which means that the option exercise price for those options exceeded the closing price of the Company’s Common Stock on the American Stock Exchange on June 29, 2001.

(3)	6,000 options granted to Mr. Anastos were out-of-the money.

(4)	120,000 options granted to Mr. White were out-of-the money.

(5)	93,000 options granted Mrs. Contos were out-of-the money.

(6)	72,000 options granted Mr. Dobbs were out-of-the money.

Employment Contracts

      On November 1, 1999, the Company entered into a new Employment Agreement with Mr. Rawls for a period of fifty-one months which provides for him to serve as Chairman and Chief Executive Officer at a base salary of $100,000 plus any fringe benefits available to executive officers of the Company including any incentive compensation programs which may be in effect. If Mr. Rawls’ employment is terminated during the term of the Employment Agreement, except for voluntary termination or termination for cause, he will be paid $550,000 plus 12 months of fringe benefits, and any incentive compensation then due and shall be entitled to immediate vesting of all stock options. The Agreement provided that the transfer of the CEO title and duties which occurred in June 2000 would not trigger any liability on the part of the Company. If there is a change in circumstances (change in title other than transfer of the CEO title, salary reduction, or change in geographic location) or change in control of the Company (as defined in this agreement), Mr. Rawls could terminate the agreement and upon termination be paid $550,000 lump sum plus 24 months of fringe benefits and would be entitled to immediate vesting of all stock options.

      On November 1, 1999, the Company entered into an Employment Agreement with Dr. Prociv for a period of thirty-six months which provides for him to serve as President at a base salary of $235,000 plus any fringe benefits available to executive officers of the Company including any incentive compensation programs which may be in effect. If Dr. Prociv’s employment is terminated during the term of the Employment Agreement, except for voluntary termination or termination for cause, he will be paid 12 months salary, fringe benefits, and any incentive compensation then due and shall be entitled to immediate vesting of all stock options. If there is a change in circumstances (change in title, salary reduction, or change in geographic location) or change in control of the Company (as defined in this agreement), Dr. Prociv could terminate the agreement and upon termination would be paid 24 months salary and fringe benefits and would be entitled to immediate vesting of all stock options.

Change in Control Agreements

      On January 30, 1999, the Company entered into Change-in-Control Severance Agreements with Lawrence W. Sinnott, Senior Vice President and Chief Financial Officer and James C. Dobbs, Senior Vice President and General Counsel, for a period of twenty-four months. These agreements provide that if there is a change in circumstances (change in title, salary reduction or change in geographic location) or change in control of the Company (as defined in the Agreement), Messrs. Sinnott or Dobbs could terminate their employment and upon termination receive 24 months salary, fringe benefits, and incentive compensation due and would be entitled to immediate vesting of all stock options. In January 2001, the agreements of Messrs. Sinnott and Dobbs were extended to January 31, 2004.

STOCK PERFORMANCE GRAPH

      The following graph and table show a comparison of the cumulative total return since June 30, 1996 on $100 invested in Versar Common Stock, the Standard & Poors 500 Stock Index and two Peer Groups. The Old Peer Group consisted of ten companies: EA Engineering, Science and Technology, Inc.; Ecology & Environment, Inc.; GZA Environmental Technologies, Inc.; Kaiser Group International, Inc.; TRC Companies, Inc.; Roy F. Weston, Inc., IT Group, Inc. and Jacobs Engineering Group, Inc., and Versar. The New Peer Group consists of eight companies: Arcadis NV; Michael Baker Corp.; CET Environmental Services, Inc.; Duratek, Inc.; Ecology & Environment, Inc.; IT Group, Inc.; Matrix Service Company and Sevenson Environmental Services which in each case includes reinvestment of dividends where applicable.

      The reason Versar adopted a New Peer Group are two fold. By June 2001, six of the companies in Versar’s Old Peer Group had, by acquisition or going private, ceased being public companies. Another firm is in the process of going private. Further, two firms in the Old Peer Group, Jacobs Engineering and TRC Companies, had market capitalization much higher than the remaining firms. The Old Peer Group data provided below includes data for all companies in the group for which information is available during the relevant period.

      To ensure that its peer group includes companies meeting Securities and Exchange Commission requirements that the peer group represent industry or line-of-business public companies with similar market capitalizations, Versar has created the New Peer Group. The Company believes that the New Peer Group meets these requirements.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG VERSAR, INC., THE S&P 500 INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

*	$100 Invested on 6/30/1996 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

CUMULATIVE SHAREHOLDER’S RETURN TABLE

Cumulative Shareholder’s Return

	Last trading date in fiscal years

	1996	1997	1998	1999	2000	2001

Versar, Inc.	$100	$100	$103	$65	$52	$55

S&P 500	$100	$135	$175	$215	$231	$197

New Peer Group	$100	$89	$94	$93	$61	$61

Old Peer Group	$100	$96	$114	$143	$107	$216

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee (“Committee”) of the Board of Directors has furnished the following report on executive compensation for fiscal year 2001. The compensation decisions reported below were made in September 2000 based upon the Company’s and each executive’s performance during the fiscal year ended June 30, 2000. The Committee provides oversight of all policies under which compensation is paid to the Company’s executive officers and stock options are granted. The Committee consists entirely of non-employee directors. This report does not reflect the performance of the Company or its executives for fiscal year 2001 which will be reported in next year’s Proxy Statement.

Executive Compensation Philosophies and Policies

      The Committee’s executive compensation policies are designed to provide competitive levels of compensation which integrate pay with performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation in the Company’s industry for similar executives, but are also weighed toward results that contribute to increases in stockholder value and enhance the Company’s long-term performance.

      The Company’s executive compensation program includes three components:

(1)	Base salary;
(2)	Annual Bonus (stock or cash); and
(3)	Long-term incentive awards.
•	Base Salary — ranges of appropriate base salaries are determined by analysis of salary data for positions of comparable responsibility within the environmental services industry. Committee approval of individual salary changes is based upon performance of the executive evaluated against the Company’s financial and strategic objectives and of the position of the executive in the competitive salary range.
•	Annual Bonus — bonuses are paid pursuant to an executive incentive bonus plan established each year by the Board of Directors for key employees and managers of the Company and its subsidiaries. Under the bonus plan, an incentive pool is created each fiscal year and is distributed if certain pre-established financial goals for the Company are met. The amount of the incentive pool distributed depends on the extent to which the Company’s consolidated net income before taxes exceeds targeted amounts as set forth in the bonus pool schedule.
•	Long-Term Incentive Awards — the purpose of this element of the executive compensation program is to link management pay with the long-term interest of stockholders, rather than only the performance of the Company in a single fiscal year. The Committee is currently using incentive stock options from the Company’s 1996 Stock Option Plan for key employees and managers. In determining annual stock option grants, the Committee bases its decision on the individual’s performance or potential to improve shareholder value.

      In determining executive compensation for fiscal year 2001, the Committee took into account the performance of the Company’s stock, the financial performance of the Company and the continued revenue growth of the Company during fiscal year 2000. The performance in fiscal year 2000 was disappointing with lower gross revenue, net service revenue and operating income. This resulted in a significant reduction in earnings per share.

Compensation of Chief Executive Officer

      The Committee reviewed Mr. Rawls performance in working with and guiding the new President of Versar, Dr. Prociv, who assumed the title of Chief Executive Officer on July 1, 2000. Mr. Rawls was compensated pursuant to his Employment Agreement describe on page 10. No bonus was paid and no stock options were issued to Mr. Rawls.

Compensation for Named Executive Officers

      Dr. Prociv, the Company’s President took on the added responsibilities of Chief Executive Officer as of July 1, 2000. Dr. Prociv was compensated pursuant to his Employment Agreement described on pages 10 and 11. No bonus was paid and no stock options were issued to Dr. Prociv.

      Because of the satisfactory performance of the units reporting to Mrs. Contos, she was given a salary increase of $15,000 and a bonus of $10,000. She was also promoted to Executive Vice President upon taking over the leadership of the Environmental Services sector.

      Mr. Anastos was promoted to Executive Vice President upon taking over as head of the Architect and Engineering sector. He was given a salary increase of $20,000 and a $5,000 bonus.

      Because of the performance of the Company, neither Mr. Dobbs or Mr. White received salary increases or bonuses.

      No stock options were granted to the Named Executive Officers.

Compensation Committee of the Board of Directors

Thomas J. Shields, Chairman

James L. Gallagher
Amoretta M. Hoeber

REPORT OF THE AUDIT COMMITTEE

      The Board’s Audit Committee, currently composed of Messrs. James L. Gallagher, Pat H. Moore, and Fernando V. Galaviz, pursuant to the Committee’s charter, evaluates audit performance, manages the relations with the Company’s independent accountants and assesses policies and procedures relating to internal controls. This report relates to the activities of the Audit Committee in carrying out such role.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, which includes the Company’s systems for internal control. In carrying out its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001. The review included a discussion of the quality and acceptability of the Company’s financial reporting and controls.

      The Committee also reviewed with the Company’s independent accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent accountants their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board including Standard No. 1.

      The Committee meets periodically with the independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Board of Directors.

James L. Gallagher, Chairman

Pat H. Moore
Fernando V. Galaviz

Audit Fees

      In financial year 2001, Versar was billed by its independent auditor, Arthur Andersen, $110,000 in fees for auditing services, including the annual audit.

Financial Information System Design and Implementation Fees

      Arthur Andersen did not provide any information technology services in fiscal year 2001; therefore, no fees were billed for these services.

All Other Fees

      Versar was billed by its principal accountant, Arthur Andersen, $52,000 for other non-audit services, principally tax services and audit of employee benefit plans.

PROPOSAL NO. 2

APPOINTMENT OF ACCOUNTANTS

      The Board of Directors considers it desirable that its appointment of the firm of Arthur Andersen LLP (“Arthur Andersen”) as independent accountants of the Company for fiscal year 2002 be ratified by the Stockholders. Arthur Andersen served as the Company’s independent accountant in fiscal years 1996 through 2001. Representatives of Arthur Andersen will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Stockholders.

      The Board of Directors recommends a vote “FOR” this proposal and the enclosed proxy will be so voted unless the proxy specifically indicates otherwise.

2002 ANNUAL MEETING

      It is presently contemplated that the 2002 Annual Meeting of Stockholders will be held on or about November 20, 2002. In order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders, it must be received by the Secretary of the Company no later than June 14, 2002, by certified mail, return receipt requested and must comply with applicable federal proxy rules. A proposal submitted for consideration at the 2002 Annual Meeting of Stockholders subsequent to June 14, 2002 shall be considered untimely and will not be included in the Company’s proxy materials. Further, any proposals for which the Company does not receive notice on or before August 28, 2002 shall be subject to the discretionary vote of the proxy holders at the 2002 Annual Meeting of Stockholders.

OTHER MATTERS

      As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

James C. Dobbs Secretary

October 12, 2001

VERSAR, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 28, 2001

Solicited on Behalf of the Board of Directors

      The undersigned hereby authorizes Benjamin M. Rawls and Theodore M. Prociv, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of Versar, Inc. (the “Company”), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 6850 Versar Center, Springfield, Virginia, on Wednesday, November 28, 2001 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated, in each case, October 12, 2001. All other proxies heretofore given by the undersigned to vote shares of the Company’s Common Stock are expressly revoked.

      The shares represented by this proxy will be voted as described on the reverse hereof by the Stockholder. If not otherwise directed, this proxy will be voted FOR all nominees for directors listed in proposal 1 and FOR proposals referred to in Items 2 and 3 on the reverse side.

(Continued, and to be signed and dated on the reverse side)

VERSAR, INC.

P.O. BOX 11078

NEW YORK, N.Y. 10203-0078

Detach Proxy Card Here

(1) Election of Directors	VOTE FOR all nominees	WITHHOLD authority to vote	EXCEPTIONS*
	listed below.	for all nominees listed below.

Nominees: Benjamin M. Rawls, Michael Markels, Jr., Robert L. Durfee, Thomas J. Shields, Theodore M. Prociv, Paul J. Hoeper, James L. Gallagher, Amoretta M. Hoeber and Fernando V. Galaviz.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exception________________________________________________________________

(2)	Ratification of the appointment of Arthur Andersen LLP as independent accountants for fiscal year 2002.	(3)	In their discretion upon such other matters as may properly come before the meeting or any adjournment(s) thereof and upon matters incident to the conduct of the meeting.

FOR	AGAINST	ABSTAIN

Change of Address and
or Comments Mark Here

Please sign exactly as your name appears herein. If you are signing for the stockholder, please ILLEGIBLE stockholder’s name, your name and state the capacity in which you are signing.

Dated:___________________________, 2001

_____________________________________

_____________________________________

(Signature)

PLEASE INDICATE VOTES X
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.	(X) IN BLACK OR BLUE INK

PLEASE DETACH HERE
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope